UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: October 5, 2023
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	KBH	New York Stock Exchange
Rights to Purchase Series A Participating Cumulative Preferred Stock		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Long-Term Incentive Awards. On October 5, 2023, the management development and compensation committee of the board of directors of KB Home approved grants of long-term incentive awards under the Amended and Restated KB Home 2014 Equity Incentive Plan to KB Home’s named executive officers and certain other senior executives. The awards granted included performance-based restricted stock units, as further described below, and restricted common stock, with the terms for each such type of award qualified by reference to the applicable form of award agreement attached as an exhibit to this report.
The awards to the named executive officers consisted solely of performance-based restricted stock units (each, a “PSU”) corresponding to a target award amount of shares of KB Home common stock (“Award Shares”) for each recipient. Each PSU entitles a recipient to receive between 0% to 200% of the recipient’s Award Shares based on KB Home’s achieving over the three-year performance period commencing on December 1, 2023 and ending on November 30, 2026 specified levels of (a) cumulative adjusted earnings per share; (b) average adjusted return on invested capital; and (c) revenue growth performance relative to a peer group of high-production public homebuilding companies. The earnings per share performance measure will determine 40%, the average return on invested capital performance measure will determine 35%, and the relative revenue growth performance measure will determine 25%, of the final number of shares of KB Home common stock that may be issued pursuant to each PSU. Each PSU recipient is also entitled to a cash payment equal to the ratio of such final number of shares issued to them to their respective Award Shares multiplied by a credited dividend equivalent amount, which is based on the number of Award Shares and cash dividends paid in respect of one share of KB Home common stock with a record date between the grant date and the date the committee determines the applicable performance achievements. If performance over the performance period for all three performance measures is below specific thresholds, each PSU recipient will receive no shares of KB Home common stock and no credited cash dividend amount.
The below table shows the respective Award Shares granted to KB Home’s named executive officers on October 5, 2023.

Named Executive Officer	Performance-Based Restricted Stock Units (#)
Jeff J. Kaminski	34,014
Robert V. McGibney	51,020
Jeffrey T. Mezger	124,717
Albert Z. Praw	21,542
Brian J. Woram	20,408

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.36	Amended and Restated KB Home 2014 Equity Incentive Plan Performance-Based Restricted Stock Unit Award Agreement

10.37	Amended and Restated KB Home 2014 Equity Incentive Plan Restricted Stock Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

10.36	Amended and Restated KB Home 2014 Equity Incentive Plan Performance-Based Restricted Stock Unit Award Agreement

10.37	Amended and Restated KB Home 2014 Equity Incentive Plan Restricted Stock Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 11, 2023

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Vice President, Corporate Secretary and Associate General Counsel

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